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                    NEW ENGLAND POWER COMPANY
                          Balance Sheet
                      at September 30, 1997
                           (Unaudited)

                              ASSETS
                              ------
                                                  (In Thousands)

Utility plant, at original cost                        $3,044,245
 Less accumulated provisions for depreciation
   and amortization                                     1,176,595
                                                    ----------

                                                             1,867,650
Construction work in progress                                   29,136
                                                            ----------
      Net utility plant                                      1,896,786
                                                            ----------
Investments:
 Nuclear power companies, at equity                             50,370
 Non-utility property and other investments                     30,805
                                                    ----------
      Total investments                                         81,175
                                                            ----------
Current assets:
 Cash                                                            1,273
 Accounts receivable:
   Affiliated companies                                        229,027
   Accrued NEEI revenues                                        21,551
   Others                                                       24,630
 Fuel, materials and supplies, at average cost                  57,332
 Prepaid and other current assets                               21,557
                                                            ----------
      Total current assets                                     355,370
                                                            ----------
Deferred charges and other assets                              464,623
                                                            ----------
                                                            $2,797,954
                                                            ==========
                  CAPITALIZATION AND LIABILITIES
                  ------------------------------
Capitalization:
 Common stock, par value $20 per share,
   authorized and outstanding 6,449,896 shares              $  128,998
 Premiums on capital stocks                                     86,779
 Other paid-in capital                                         289,818
 Retained earnings                                             408,559
 Unrealized gain on securities, net                                 29
                                                            ----------
      Total common equity                                      914,183
 Cumulative preferred stock, par value $100 per share           39,666
 Long-term debt                                                647,666
                                                            ----------
      Total capitalization                                   1,601,515
                                                            ----------
Current liabilities:
 Long-term debt due in one year                                 53,000
 Short-term debt (including $1,475,000 and $5,275,000
   to affiliates)                                               97,950
 Accounts payable (including $32,630,000 and $25,301,000
   to affiliates)                                              127,963
 Accrued liabilities:
   Taxes                                                        13,567
   Interest                                                      9,537
   Other accrued expenses                                       15,392
 Dividends payable                                              35,475
                                                            ----------
      Total current liabilities                                352,884
                                                            ----------
Deferred federal and state income taxes                        375,134
Unamortized investment tax credits                              53,969
Other reserves and deferred credits                            414,452
                                                            ----------
                                                            $2,797,954
                                                            ==========